Exhibit 3.40

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DEADHEAD ACQUISITION CORP.”, CHANGING ITS NAME FROM “DEADHEAD ACQUISITION CORP.” TO “GIBSON (U.S.) ACQUISITIONCO CORP.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 2010, AT 9:46 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4809253 8100	AUTHENTICATION:	7929540

100381005	DATE:	04-14-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

1

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
DEADHEAD ACQUISITION CORP.

The undersigned, being the sole incorporator of Deadhead Acquisition Corp., a Delaware corporation (the “Corporation”), hereby certifies that:

1.             The Certificate of Incorporation of the Corporation is hereby amended by deleting the present article FIRST and inserting a new article FIRST as follows:

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Gibson (U.S.) Acquisitionco Corp.

2.             The Corporation has not received payment for any of its stock.

3.             The foregoing amendment has been duly adopted pursuant to Section 241 of the Delaware General Corporation Law permitting such action to be taken.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 13th day of April, 2010.

/s/ Eleanor Romanelli
Eleanor Romanelli
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 09:49 AM 04/14/2010 FILED 09:46 AM 04/14/2010 SRV 100381005 - 4809253 FILE

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DEADHEAD ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 2010, AT 12:25 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4809253 8100	AUTHENTICATION:	7921689

100362967	DATE:	04-09-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:28 PM 04/08/2010 FILED 12:25 PM 04/08/2010 SRV 100362967 - 4809253 FILE

CERTIFICATE OF INCORPORATION

OF

DEADHEAD ACQUISITION CORP.

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Deadhead Acquisition Corp.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The aggregate number of all classes of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, with a par value of $0.01 per share (the “Common Stock”).

FIFTH: The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows:

1.          Dividends. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the “Board”) out of funds legally available therefor and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

2.          Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the

Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata, in accordance with the number of shares of Common Stock held by each such holder.

3.          Voting.  Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation.

SIXTH: The name and address of the Incorporator is as follows:

Eleanor Romanelli

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004

SEVENTH: In furtherance and not in limitation of the power conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation subject to any limitations contained therein.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL. All rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions or agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of April, 2010.

/s/ Eleanor Romanelli
Eleanor Romanelli
Incorporator